Unanimous Consent to Action in Lieu of A Special Meeting of the Board of Directors of Laredo Resources Corp.

Pursuant to the Authority granted to directors to take action by unanimous consent without a meeting pursuant to the Articles of Incorporation of Laredo Resources Corp., the Board of Directors ("Directors") of Laredo Resources Corp., a Nevada corporation (the "Company"), do hereby consent to, adopt, ratify, confirm and approve, as of the date indicated below, the following recitals and resolutions, as evidenced by their signature hereunder:

WHEREAS, the Corporation desires to amend and restate its articles of incorporation and bylaws,

WHEREAS, the Board of Directors has deemed it advisable to increase the authorized shares to 2,000,000,000; and

WHEREAS, the Board of Directors has deemed it advisable to create three new series of Preferred Stock being Series B Preferred Stock with 10,000,000 shares authorized and Series C Preferred Stock with 10,000,000 shares authorized and Series D Preferred Stock with 10,000,000 shares authorized; to increase the number of authorized Common Shares to 1,969,999,900 and reduce the number of authorized Series A Preferred Stock to 100; and

WHEREAS, the company has defined the terms of new class of Preferred Series A stock. See attached EXHIBIT A; and

WHEREAS, the Corporation has defined the terms of a new class of Preferred Series C stock. See attached EXHIBIT A; and

WHEREAS, the Corporation desires to change the par value of the common class to $0.00001.

NOW, THEREFORE, be it:

RESOLVED, the Articles of Incorporation and Bylaws of the Corporation have been restated as presented in Exhibit A of this resolution and,

RESOLVED, the number of authorized shares are increased to 2,000,000,000; and

RESOLVED, three new series of Preferred Stock are created being Series B Preferred Stock with 10,000,000 shares authorized and Series C Preferred Stock with 10,000,000 shares authorized and Series D Preferred Stock with 10,000,000 shares authorized; to increase the number of authorized Common Shares to 1,969,999,900 and reduce the number of authorized Series A Preferred Stock to 100; and

RESOLVED, that the terms of the new class of Preferred Series A stock and Preferred Series C are accepted. See attached EXHIBIT A; and

RESOLVED, that the par value of the common class is changed to $0.00001.

EXECUTED, as of the 17th day of September, 2013 by a unanimous consent of the Board of Directors of Laredo Resources Corp.

Signed: ______________________

Robert Gardner, CEO/Director